Exhibit 4.5.1

[FORM OF GLOBAL CERTIFICATE REPRESENTING THE OLD 5.25% NOTES DUE 2012]

(FORM OF FACE OF SECURITY)

[APPLICABLE RESTRICTED SECURITIES LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [ ]	$

CUSIP No: [    ]

ISIN No:     [    ]

Cellco Partnership

Verizon Wireless Capital LLC

5.25% Notes due 2012

Cellco Partnership, a Delaware general partnership (the “Partnership”), and Verizon Wireless Capital LLC, a Delaware limited liability company (“Capital” and, together with the Partnership, the “Issuers,” which terms include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                                          Dollars ($            ) on February 1, 2012 and to pay interest on said principal sum from February 4, 2009, or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on February 1 and August 1 in each year, commencing August 1, 2009 at the rate of 5.25% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debt Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the January 15 or July 15, as the case may be (whether or not a Business Day (as defined on the reverse hereof)), next preceding such interest payment date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debt Securities (as defined on the reverse hereof) not more than 15 days and not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and the interest on this Debt Security shall be payable at the office or agency of the Issuers maintained for that purpose in the City of New York, State of New York in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuers by check mailed to the registered holder at such address as shall appear in the Security Register. This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be executed.

Dated: February 4, 2009	CELLCO PARTNERSHIP

By
Name:
Title:

VERIZON WIRELESS CAPITAL LLC

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. Bank National Association as Trustee, Authenticating Agent and Security Registrar

By
Authorized Signatory

Dated: February 4, 2009

(FORM OF REVERSE OF DEBT SECURITY)

This Debt Security is one of a duly authorized series of Securities of the Issuers (herein sometimes referred to as the “Securities”), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 21, 2008 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of December 18, 2008 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), duly executed and delivered by the Issuers and U.S. Bank National Association (hereinafter referred to as the “Trustee”), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Issuers and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debt Security is one of the series designated on the face hereof (herein called the “Debt Securities”) unlimited in aggregate principal amount.

Holders of the Debt Securities are entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of February 4, 2009 (the “Registration Rights Agreement”), among the Issuers and the initial purchasers named therein. The Debt Securities, any related Private Exchange Securities (as defined in the Registration Rights Agreement) and any related Exchange Securities (as defined in the Registration Rights Agreement) shall vote and consent together on all matters as one class, and none of such securities shall have the right to vote or consent as a separate class.

Beneficial interests in this Global Security may be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Global Security shall be exchangeable for Debt Securities in definitive form registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as the Depository or if at any time such Depository is no longer registered or in good standing under the Securities Exchange Act of 1934 or other applicable statute and a successor depository is not appointed by the Issuers within 90 days or (ii) the Issuers execute and deliver to the Trustee an Officers’ Certificate that the Global Security shall be so exchangeable. To the extent that the Global Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debt Securities registered in such names as the Depository shall direct the Trustee or any Security Registrar (if not the Trustee). Debt Securities represented by this Global Security that may be exchanged for Debt Securities in definitive form under the circumstances described in this paragraph will be exchangeable only for Debt Securities in definitive form issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notwithstanding any other provision herein, this Global Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

In case an Event of Default, as defined in the Indenture, with respect to the Debt Securities shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Issuers and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (including additional interest, if any), or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times and place and at the rate and in the money herein prescribed.

The Debt Securities are issuable as registered Debt Securities without coupons. The Debt Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Debt Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Issuers in the City of New York, State of New York, for other Debt Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

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The Debt Securities may be redeemed on not less than 30 nor more than 60 days’ prior notice given as provided in the Indenture, in whole or in part, at any time prior to maturity, at the option of the Issuers, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Debt Securities being redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Debt Securities being redeemed (exclusive of interest accrued to the date of redemption), as the case may be, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 60 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to but excluding the date of redemption.

“Treasury Rate” means, with respect to any date of redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as “Statistical Release H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption. The Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Debt Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debt Securities.

“Comparable Treasury Price” means (i) the average of three Reference Treasury Dealer Quotations for such date of redemption, or (ii) if the Independent Investment Banker is unable to obtain three such Reference Treasury Dealer Quotations, the average of all such quotations obtained.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by the Issuers.

“Reference Treasury Dealer” means (i) any independent investment banking or commercial banking institution of national standing and any of its successors appointed by the Issuers and any of their successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Issuers shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by the Issuers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such date of redemption.

In the event of redemption of this Debt Security in part only, a new Debt Security of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Debt Security shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered holder hereof on the Security Register of the Issuers, upon surrender of this Debt Security for registration of transfer at the office or agency of the Issuers in the City of New York, State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuers or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations of a like stated maturity and of a like series and aggregate principal amount and with like terms and conditions will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

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Prior to due presentment for registration of transfer of this Debt Security, the Issuers, the Trustee and any agent of the Issuers or such Trustee may treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar for the securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 310 of the Indenture) interest due hereon and for all other purposes, and neither the Issuers nor the Trustee nor any paying agent nor any Security Registrar for the securities shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of (and premium, if any), or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any partner, member, incorporator, stockholder, officer, director or member of the Board of Directors, past, present or future, as such, of the Issuers or of any predecessors or successors, or any of their assets, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York.

The Depository by acceptance of this Global Security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Security unless such beneficial interest is in an amount equal to an authorized minimum denomination for Debt Securities of this series.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee

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